Exhibit 19.1


                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 2000-A
                                Monthly Servicing Report

       Collection Period                                        September, 2000
       Distribution Date                                               10/16/00

                                                                   Dollar Amount
       Total Portfolio                                      $  3,000,003,021.67
       Total Securities                                        2,891,060,000.00
       Class A-1 Notes                                           155,000,000.00
       Class A-2 Notes                                           377,000,000.00
       Class A-3 Notes                                         1,000,000,000.00
       Class A-4 Notes                                           975,000,000.00
       Class A-5 Notes                                           171,480,000.00
       Class B Notes                                              99,200,000.00
       Class C Certificates                                       56,690,000.00
       Class D Certificates                                       56,690,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     12,997,748.96
            Repurchased Loan Proceeds Related to Interest             13,815.66
                 Total Simple Interest Receivables Interest       13,011,564.62
       Pre Computed Receivables Interest Collections                  26,776.20
                 Total Interest Collections                       13,038,340.82

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,537,275.13
            Precomputed Servicer Advances - Principal                 15,452.69
            Precomputed Servicer Advances - Interest                   3,550.29
                 Total Servicer Advances                           2,556,278.11

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     54,742,442.37
            Prepayments in Full                                   28,990,105.52
            Repurchased Loan Proceeds Related to Principal           676,932.69
                 Total Simple Interest Receivables Principal 84,409,480.58 Pre Computed Receivables Principal
            Principal Collections                           $        109,422.09
            Prepayments in Full                                       21,669.61
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                             4,383.45
                 Total Pre Computed Receivables Principal            135,475.15
       Liquidation Proceeds                                          692,141.55
       Recoveries from Prior Month Charge-Offs                         7,396.41
                 Total Principal Collections                      85,244,493.69
       Principal Losses for Collection Period                      1,483,900.83
                 Total Regular Principal Reduction                86,044,309.25

       Total Collections                                    $    100,839,112.62

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 100,839,112.62  $    34.88
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              100,839,112.62       34.88

       Servicing Fee:
       Servicing Fee Due                           $   2,037,003.91  $     0.70
       Servicing Fee Paid                              2,037,003.91        0.70
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-2 Notes Monthly Interest Paid              0.00        0.00
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   5,528,028.96  $     5.53
            Class A-3 Notes Monthly Interest Paid      5,528,028.96        5.53
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   5,760,625.00  $     5.91
            Class A-4 Notes Monthly Interest Paid      5,760,625.00        5.91
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,027,451.00  $     5.99
            Class A-5 Notes Monthly Interest Paid      1,027,451.00        5.99
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     609,253.33  $     6.14
            Class B Notes Monthly Interest Paid          609,253.33        6.14
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  12,925,358.29  $     4.65
            Total Note Monthly Interest Paid          12,925,358.29        4.65
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     366,122.92  $     6.46
            Class C Cert. Monthly Interest Paid          366,122.92        6.46
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     425,175.00  $     7.50
            Class D Cert. Monthly Interest Paid          425,175.00        7.50
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  13,716,656.21  $     4.74
            Total Note and Cert. Mthly Int. Paid      13,716,656.21        4.74
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  85,085,452.50

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    103,043,397.61       35.64
                 Principal Distribution Amount       103,043,397.61       35.64

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid    85,085,452.50       85.09
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            85,085,452.50       30.63

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         85,085,452.50       29.43

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 100,839,112.62
       Total Distributions (incl. Servicing Fee)   $ 100,839,112.62

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,218,353,716.80 $ 2,133,268,264.30
            Note Pool Factor                       0.7986355          0.7680036
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance                     0.00               0.00
            Class A-2 Notes Pool Factor            0.0000000          0.0000000
            Class A-3 Notes Balance           972,673,716.80     887,588,264.30
            Class A-3 Notes Pool Factor            0.9726737          0.8875883
            Class A-4 Notes Balance           975,000,000.00     975,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           171,480,000.00     171,480,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              99,200,000.00      99,200,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       56,690,000.00      56,690,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       56,690,000.00      56,690,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,331,733,716.80   2,246,648,264.30
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.63%              7.64%
            Wtd Average Remaining Maturity (WAM)       41.13              40.24
            Remaining Number of Receivables          194,190            191,206
            Portfolio Receivable Balance $  2,444,404,688.43 $ 2,358,360,379.18

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $      8,583,588.68
       Specified Credit Enhancement Amount                        23,583,603.79
       Yield Supplement Overcollateralization Amount             121,086,471.31
       Target Level of Overcollateralization                     129,670,059.99

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     15,000,015.11
       Specified Reserve Account Balance                          15,000,015.11
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       15,000,015.11
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             15,000,015.11
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        692,141.55
            Recoveries from Prior Month Charge-Offs                    7,396.41
       Total Losses for Collection Period                          1,599,628.24
       Charge-off Rate for Collection Period (annualized)                  0.44%
       Cumulative Net Losses for all Periods
       Delinquent Receivables:
            31-60 Days Delinquent                           $     19,052,158.93
            61-90 Days Delinquent                                  2,832,619.56
            91-120 Days Delinquent                                   894,560.40
            Over 120 Days Delinquent                                 499,936.73
       Repossesion Inventory                                $      2,474,121.72

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.2547%
            Preceding Collection Period                                  0.3674%
            Current Collection Period                                    0.4498%
            Three Month Average                                          0.3573%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.1048%
            Preceding Collection Period                                  0.1246%
            Current Collection Period                                    0.1705%
            Three Month Average                                          0.1333%